EXHIBIT 25.1

                         Securities Act of 1933 File No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM T-1


                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305 (b)(2) [ ]


                            PNC Bank, Kentucky, Inc.
               (Exact name of trustee as specified in its charter)

Commonwealth of Kentucky                                  61-0191580
- ------------------------                                  ----------
(State of Incorporation If Not a                       (I.R.S. Employer
National Bank)                                         Identification No.)

500 W. Jefferson Street
Louisville, Kentucky                                        40202
- ---------------------------------------                    --------
(Address of Principal Executive Offices)                  (Zip Code)


                                Martha A. Ziskind
                                 Vice President
                            PNC Bank, Kentucky, Inc.
                             500 W. Jefferson Street
                           Louisville, Kentucky 40202
                                 (502) 581-3231
           (Name, address, and telephone number of agent for service)


                                SCI SYSTEMS, INC.
               (Exact Name of Obligor as Specified in its Charter)

   Delaware                                     63-0583436
- -----------------------                     ------------------------
(State of Incorporation)                  (I.R.S. Employer Identification No.)

 2101 West Clinton Avenue, Huntsville, Alabama                  35243
 (Address of Principal Executive Offices)                     (Zip Code)

               $287,500,000 Convertible Subordinated Notes due 2006
               ----------------------------------------------------
                        (Title of the Indenture Securities)

1. General information. Furnish the following information as Trustee:
   -------------------

        (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of St. Louis
                  411 Locust Street, P. O. Box 442
                  St. Louis, Mo 63266

                  Department of Financial Institutions
                  Commonwealth of Kentucky
                  477 Versailles Road
                  Frankfort, Ky 40601

         (b) Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with obligor.  If the obligor is an affiliate of the
         --------------------------
         Trustee, describe each such affiliation.


                  Not applicable.


3.       Voting Securities of the trustee.  Furnish the following information as
         --------------------------------
         to each class of voting securities of the trustee.

         As of  May 28, 1996
                ------------
              Col. A                                      Col. B
           --------------                             -----------------
          (Title of Class)                            Amount Outstanding
           --------------                             -----------------

PNC Bank, Kentucky, Inc.
Common Stock, par value $30 per share          2,000,000 shares

PNC Bank Corp.
Common Stock, par value $5 per share         341,586,811 shares



4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a)      Title of the securities outstanding under each such other indenture.

         Not applicable.

(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under other such other indenture.

         Not applicable.

5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable.

6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

As of  May 28, 1996
       ------------

 Column A           Column B             Column C               Column D

                                                                Percentage of
                                                             Voting Securities
                                                               Represented by
                                         Amount Owned           Amount Given
 Name of Owner     Title of Class        Beneficially            in Column C
 -------------     --------------        ------------          --------------

         Not applicable.


7. Voting securities of the trustee owned by underwriter or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, executive officer of each such underwriter:

As of  May 28, 1996
       ------------

 Column A           Column B              Column C              Column D

                                                               Percentage of
                                                             Voting Securities
                                                               Represented by
                                         Amount Owned           Amount Given
 Name of Owner     Title of Class        Beneficially            in Column C
 -------------     --------------        ------------          --------------

         Not applicable.

8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

As of  May 28, 1996
       ------------

 Column A            Column B              Column C              Column D

                                          Amount Owned
                                          Beneficially
                     Whether the         or Held as
                     Securities are      Collateral              Percent of
                     Voting or           Security for         Class Represented
                     Nonvoting           Obligations in        by Amount Given
 Title of Class      Securities           Default                in Column C
 --------------      ----------          -------------        ---------------

         Not applicable.


9. Securities of the underwriters  owned or held by the trustee.
   -------------------------------------------------------------
If the trustee owns beneficially of holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

As of  May 28, 1996
       ------------
 Column A              Column B            Column C                Column D

                                          Amount Owned
                                          Beneficially
                                          or Held as
                                          Collateral              Percent of
 Title of Issuer                          Security for        Class Represented
      and               Amount            Obligations in        by Amount Given
 Title of Class       Outstanding         Default by Trustee      in Column C
 --------------       -----------         ------------------     -------------

         Not applicable.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

As of  May 28, 1996
       ------------
   Column A           Column B               Column C             Column D

                                           Amount Owned
                                           Beneficially
                                           or Held as
                                           Collateral            Percent of
  Title of Issuer                          Security for       Class Represented
        and            Amount              Obligations in      by Amount Given
  Title of Class     Outstanding         Default by Trustee      in Column C
  --------------     -----------         ------------------    ---------------

    Not applicable.




11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

As of  May 28, 1996
       ------------
  Column A              Column B             Column C             Column D

                                           Amount Owned
                                           Beneficially
                                           or Held as
                                           Collateral            Percent of
 Title of Issuer                           Security for       Class Represented
      and                Amount           Obligations in       by Amount Given
 Title of Class       Outstanding        Default by Trustee      in Column C
 --------------       -----------        ------------------     -------------

        Not applicable.






12.      Indebtedness  of the  obligor to the  trustee.
         ---------------------------------------------
Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

As of  May 28, 1996
       ------------
          Column A               Column B                  Column C

          Nature of              Amount
         Indebtedness           Outstanding                Due Date
         ------------           -----------                --------

     Not applicable.



13.      Defaults by the obligor.
         -----------------------
         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  None.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is the trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         Not applicable.

14. Affiliation with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not applicable.

15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable.

16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility.

         1. A copy of the Articles of Incorporation of the Trustee now in effect is hereby incorporated by reference to Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 22-23572, dated as of February 24, 1993.


         2. Certificate of authority of the Trustee to commence business, contained in the Articles of Incorporation is hereby incorporated by reference to Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No.22-23572, dated as of February 24, 1993.

         3. Authorization of the Trustee to exercise corporate trust powers, contained in the Articles of Incorporation is hereby incorporated by reference to Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 22-23572, dated as of February 24, 1993.

         4. A copy of the existing By-Laws of the trustee is hereby incorporated by reference to Exhibit 1 to Amendment No.1 to Form T-1 filed with Registration Statement No. 22- 23572, dated as of February 24, 1993.

         5. Copy of each indenture referred to in Item 4, if the obligor is in default. Not applicable.

         6. The consent of United States institutional trustees required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is hereby incorporated by reference to its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996 which were previously filed with the Commission.





                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, PNC Bank, Kentucky, Inc., a corporation organized and existing under the laws of the Commonwealth of Kentucky, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Louisville and State of Kentucky on the
 28th  day of MAY, 1996.


                           PNC BANK, KENTUCKY, INC.

                           By:      /s/ DAVID G. METCALF
                                    David G. Metcalf
                                    Vice President


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                                    EXHIBIT 6


                           THE CONSENT OF THE TRUSTEE
                      REQUIRED BY SECTION 321(B) OF THE ACT


         PNC Bank, Kentucky, Inc., the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached does hereby consent that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939.



                           PNC BANK, KENTUCKY, INC.

                           BY:/s/ DAVID G. METCALF
                                    David G. Metcalf
                                    Vice President



 May 28, 1996
 ------------
   Date






END OF EXHIBIT 25.1

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